Exhibit 16.1

Ernst & Young, LLP
 2100 Ross Avenue Suite 1500
 Dallas, Texas 75201

 Tel: (214) 969-8000
 www.ey.com

Ernst & Young Letterhead

March 6, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated March 6, 2009, of ExpressJet Holdings, Inc. and are in agreement with the statements contained in the first and second paragraphs on page two therein.

/s/ Ernst & Young LLP